Exhibit 5.6

May 5, 2016

Agrium Inc.

13131 Lake Fraser Drive S.E.

Calgary, AB T2J 7E8

Ladies and Gentlemen:

Re:	Registration Statement on Form F-10

Reference is made to the Registration Statement on Form F-10 (the “Registration Statement”) filed by Agrium Inc. (the “Corporation”) under the Securities Act of 1933, as amended.

I, Dennis William Aldo Grimm, P. Eng., a qualified person, am responsible for preparing or supervising the preparation of sections 1-3, 13, 17 and 24-27 of the technical report entitled “National Instrument 43-101 Technical Report on Vanscoy Potash Operations, Vanscoy, Saskatchewan, Canada” dated effective October 31, 2014 (the “Technical Report”).

I hereby consent to the inclusion and incorporation by reference in the Registration Statement, including any amendments thereto and any documents incorporated by reference therein, of references to and information derived from the Technical Report, and to the use of my name in the Registration Statement.

Yours truly,

/s/ Dennis William Aldo Grimm, P.Eng.
Dennis William Aldo Grimm, P.Eng.